UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2017

JELD-WEN HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 S. Church Street, Suite 400 Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

In connection with the intended offering by its wholly-owned subsidiary, JELD-WEN, Inc. (“JWI”), of $400 million aggregate principal amount of senior notes due 2025 and $400 million aggregate principal amount of senior notes due 2027 (collectively, the “Notes,” and the offering of the Notes, the “Notes Offering”), JELD-WEN Holding, Inc. (the “Company”) is disclosing pursuant to Regulation FD the following information contained in the preliminary offering memorandum that is being delivered to existing and potential investors.

Concurrently with this offering, the Company and certain of its subsidiaries are seeking an amendment of the term loan facility, dated as of October 15, 2014, with JWI, as borrower, the guarantors party thereto, a syndicate of lenders, and Bank of America, N.A., as administrative agent (as amended from time to time, the “Term Loan Facility”) to, among other things, extend the maturity date of the amended term loans (after giving effect to the proposed repayment) to December 2024, reduce the interest rates, provide for additional covenant flexibility and provide for additional capacity under the incremental facility (the “Term Loan Amendment”). In addition, the Company and certain of its subsidiaries are seeking an amendment of the asset-based revolving credit facility, dated as of October 15, 2014, with JWI and JELD-WEN of Canada, Ltd., as borrowers, the guarantors party thereto, a syndicate of lenders, and Wells Fargo Bank, National Association, as administrative agent (as amended from time to time, the “ABL Facility,” and together with the Term Loan Facility, the “Corporate Credit Facilities”) to, among other things, extend the maturity date of the commitments thereunder to December 2022, reduce the interest rates for amounts drawn, make certain adjustments to the borrowing base and collateral and provide for additional covenant flexibility and additional flexibility under the incremental facility (the “ABL Amendment” and together with the Term Loan Amendment, the “Amendments”). Definitive documents for the Amendments have not been executed and the effectiveness of any such definitive documentation will be subject to a number of customary closing conditions. Although the Company anticipates it will obtain the requested Amendments, it can offer no assurances they will occur.

Following this offering, the Amendments and the partial repayment of outstanding indebtedness under the Term Loan Facility (the “Term Loan Repayment” and together with the Amendments, the “Refinancing Transactions”), the Company and its subsidiaries expect to have no revolving borrowings outstanding under the ABL Facility, $440.0 million of term loans outstanding under the Term Loan Facility, and $400.0 million aggregate principal amount of 2025 notes and $400.0 million aggregate principal amount of 2027 notes outstanding.

If the Company consummates the Refinancing Transactions, it plans to terminate its existing interest rate swaps and enter into new interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility.

As of September 30, 2017, on a pro forma basis after giving effect to the offering of the Notes, the expected borrowings under the Corporate Credit Facilities and the use of proceeds hereof and thereof, JWI and the guarantors of the Notes would have had secured indebtedness of approximately $440.4 million outstanding and an additional $273.3 million of unused asset-based revolving credit loan capacity under the Corporate Credit Facilities, without giving effect to approximately $36.7 million of outstanding letters of credit at September 30, 2017 on a pro forma basis.

As of September 30, 2017, on a pro forma basis giving effect to the Refinancing Transactions and the Notes Offering, the Company and certain of its subsidiaries would have had $236.6 million available for borrowing under the ABL Facility due 2022.

Assuming the Corporate Credit Facilities are fully drawn, each quarter-point increase in interest rates on JWI’s debt service obligations on any variable rate indebtedness would result in approximately a $1.851 million increase in total annual interest expense.

A hearing on the Company’s motion for summary judgment in the pending Steves and Sons, Inc. matter was held on November 16, 2017 in the U.S. District Court for the Eastern District of Virginia, Richmond Division. The court denied this motion on each of the grounds asserted except the ground related to the claims for future lost profits, which remains pending.

The information contained herein does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Notes in the Notes Offering or any other securities of the Company or any of its subsidiaries.

The information furnished under Item 7.01 of this Current Report on Form 8-K and incorporated by reference into this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On December 4, 2017, the Company issued a press release announcing the intended Notes Offering, subject to market conditions. The Notes Offering will be unregistered and conducted pursuant to Rule 144A and Regulation S under the Securities Act. In accordance with Rule 135c under the Securities Act, a copy of this press release is being filed as Exhibit 99.1 to this report and is incorporated herein by reference. Accordingly, this notice is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by JELD-WEN Holding, Inc. dated December 4, 2017, announcing the Notes Offering.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact contained in this report are forward-looking statements, including all statements regarding the Notes Offering. Forward-looking statements are generally identified by the Company’s use of forward-looking terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “potential”, “predict”, “seek”, or “should”, or the negative thereof or other variations thereon or comparable terminology. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results or events, such expectation or belief is based on the current plans, expectations, assumptions, estimates, and projections of management. Although the Company believes that these statements are based on reasonable expectations, assumptions, estimates and projections, they are only predictions and involve known and unknown risks, many of which are beyond the Company’s control, that could cause actual outcomes and results to be materially different from those indicated in such statements.

The Company’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and Quarterly Reports on Form 10-Q, both filed with the Securities and Exchange Commission

The forward-looking statements included in this report are made as of the date hereof, and except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2017		JELD-WEN HOLDING, INC.

	By:	/s/ Laura W. Doerre
Laura W. Doerre
Executive Vice President, General Counsel and Chief Compliance Officer